SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Community Bancorp

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY BANCORP
400 South 4th Street, Suite 215
Las Vegas, Nevada 89101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2005
12:00 P.M.

TO THE SHAREHOLDERS OF COMMUNITY BANCORP :

     THIS IS TO NOTIFY YOU that pursuant to its Bylaws and the call of its Board of Directors, Community Bancorp (the “Company”) will hold its 2005 Annual Meeting of Shareholders (the “Meeting”) at the City Centre Office of Community Bank of Nevada, 400 S. 4th Street, Suite 110, Nevada on Thursday, May 19, 2005 at 12:00 p.m. local time for the purpose of considering and voting on the following matters:

1.	Election of Directors. To consider and vote upon approval to elect Six (6) persons to the Board of Directors of the Company to serve until the 2006 Annual Meeting of Shareholders and until their successors have been elected and have qualified.

2.	Approval of Equity Based Compensation Plan. To consider and vote upon approval of the 2005 Equity Based Compensation Plan.

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment thereof.

You may vote at the Meeting if you were a shareholder of record at the close of business on April 11, 2005.

In connection with nominations for directors, Section 13 of the Company’s Bylaws provides:

“Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a director if and only if the shareholder gives timely written notice of his or her intent to make the nomination or nominations. The shareholder’s notice shall be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which the Corporation’s proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the shareholder’s notice will be considered timely if it is received by the Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting. The shareholder’s notice of his or her intent to make a nomination must set forth the following —

     (a) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person(s) nominated by the shareholder,

     (b) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice,

     (c) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made,

     (d) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice,

     (e) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and

     (f) the signed consent of each nominee to serve as a director of the Corporation if so elected.

   If the presiding officer determines that a nomination was not made in accordance with these Bylaws, the presiding officer of the annual meeting will so declare to the meeting, and the defective nomination will be disregarded.”

     IT IS VERY IMPORTANT THAT YOU VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

     IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

By order of the Board of Directors
/s/ Cathy Robinson
Cathy Robinson
Secretary

Dated: April 19, 2005

COMMUNITY BANCORP
PROXY STATEMENT

THE MEETING

Information Concerning the Solicitation

     You are receiving this Proxy Statement from Community Bancorp in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Shareholders to be held at the City Centre Office of Community Bank of Nevada, 400 S. 4th Street, Suite 110, Nevada on May 19, 2005 at 12:00 p.m. local time (the “Meeting”). This Proxy Statement is being mailed to our shareholders on or about April 19, 2005.

     You may vote at the Meeting if you were a shareholder of record on April 11, 2005. There were 6,750,257 shares of the Company’s Common Stock, par value $.001 each, outstanding and entitled to be voted on such date.

     You are entitled to one vote for each share you held on the record date.

     You have the power to revoke your proxy prior to its exercise. You may revoke your proxy

•	prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date, or

•	by attending and voting at the Meeting.

     The Inspectors of Election for the Meeting will count votes cast by proxy or in person at the Meeting. The Inspectors will treat abstentions and “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

     Unless otherwise instructed, the Inspectors of Election will vote each valid proxy, which is not revoked,

•	“FOR” the Company’s nominees for the Board of Directors

•	“FOR” approval of the Company’s 2005 Equity Based Compensation Plan

and, in the proxy holders’ judgment, on such other matters, if any, which may properly come before the Meeting.

     The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. The Company will furnish copies of proxy materials to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

Security Ownership of Certain Beneficial Owners and Management

     As of March 31, 2005, the Company knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except as set forth in “Security Ownership of Management.”

Security Ownership of Management

     The Company has only one class of shares outstanding, Common Stock.

     The next table provides information as of March 31, 2005, concerning the equity ownership of the Company’s directors/nominees, the Company’s and Community Bank of Nevada’s (the “Bank”) executive officers, and its directors and executive officers as a group:

Name and Address (1)	Relationship with	Amount and Nature of		Percent
of Beneficial Owner	Company/Bank	Beneficial Ownership (2)		of Class (3)
Noall J. Bennett	Chairman of the Board	170,746	[4]	2.5%

Don F. Bigger	Executive Vice President/ Credit Administration	1,831	[5]	0.0%

Jacob D. (Jay) Bingham	Director	32,330	[6]	0.5%

Cassandra L. Eisinger	Executive Vice President/ Chief Operations Officer	—	[7]	0.0%

Bruce Ford	Executive Vice President/ Chief Credit Officer	—	[8]	0.0%

Edward M.Jamison	President, Chief Executive Officer and Director	274,018	[9]	4.0%

Charles R. Norton	Director	360,000	[10]	5.3%

Cathy Robinson	Executive Vice President/ Chief Financial Officer	13,750	[11]	0.2%

Lawrence K. Scott	Executive Vice President/ Chief Operating Officer	22,955	[12]	0.3%

Gary R. Stewart	Director	18,140	[13]	0.3%

Russell C. Taylor	Director	348,243	[14]	5.2%

All directors and executive officers of the
Company as a group (11 persons)		1,242,013	[15]	18.2%

(1)	The address for all persons listed is c/o Community Bancorp, 400 S. 4th Street, Suite 215, Las Vegas, Nevada, 89101.

(2)	Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, each director and executive officer listed above possesses sole voting power and sole investment power for the shares of the Company’s Common Stock listed.

(3)	Includes shares of Common Stock subject to stock options exercisable within 60 days.

(4)	Includes 7,661 shares held directly by Mr. Bennett, 153,085 shares held in Zina 1, Ltd., a family partnership and 10,000 shares of Common Stock subject to stock options exercisable within 60 days.

(5)	Includes 200 shares of Common Stock held directly by Mr. Bigger, 100 shares held in HMB Associates, a partnership, 1,531 shares subject to stock options exercisable within 60 days.

(6)	250 shares held individually and 32,080 shares held in the Bingham Family Trust.

(7)	No shares held.

(8)	No shares held.

(9)	Includes 224,018 shares held in the Jamison Family Trust and 50,000 shares of Common Stock subject to stock options exercisable within 60 days.

(10)	Includes 360,000 shares held in the Charles R. Norton Trust.

(11)	Includes 7,650 shares held jointly with Ms. Robinson’s husband, 1,000 shares held in J. Robinson Inc. and 5,100 shares of Common Stock subject to stock options exercisable within 60 days.

(12)	Includes 22,955 shares of Common Stock subject to stock options exercisable within 60 days.

(13)	Includes 18,140 shares held jointly with Mr. Stewart’s wife.

(14)	Includes 347,988 shares held jointly with Mr. Taylor’s wife, 210 shares held individually and 45 shares of Common Stock subject to stock options exercisable within 60 days.

(15)	Includes 89,631 shares of Common Stock subject to stock options exercisable within 60 days.

CORPORATE GOVERNANCE

     Consistent with our perception of good business principles, we historically have had a strong commitment to good corporate governance and to the highest standards of ethical conduct. Additionally, as part of a highly regulated industry, the new corporate governance principles and procedures of the Sarbanes-Oxley Act of 2002 (“SOA”), the Securities and Exchange Commission (the “SEC”) and Nasdaq (our common stock is listed on the Nasdaq national market) are relatively familiar. For instance, we believe that at least a majority of our directors have been “independent” at Community Bank of Nevada since inception and that it has been the case at Community Bancorp since it was formed in 2002. We have for some time delegated policy making and oversight functions to committees which also consist of independent directors. We have also adopted a formal corporate code of conduct.

Corporate Governance Guidelines

     We have formalized our previous corporate governance practices into a set of Corporate Governance Guidelines, which include guidelines for determining director independence and reporting concerns to non-employee directors. These Guidelines are enclosed with this proxy statement as Appendix “A.” You can obtain all of our corporate governance materials, including the Corporate Governance Guidelines and committee charters, by writing to: 400 S. 4th Street, Suite 215, Las Vegas, Nevada 89101. The Board regularly reviews corporate governance developments and modifies these Guidelines and charters as warranted.

Board of Directors

     Community Bancorp is governed by a Board of Directors (the “Board”) and various committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chairman of the Board and Chief Executive Officer and other officers regarding matters of concern and interest to Community Bancorp as well as by reviewing materials provided to them. During 2004, there were twelve (12) meetings of the Board.

Director Independence

     It is the Board’s objective that at least a majority of the Board consists of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company and is otherwise an “independent director” within the meaning of the Nasdaq rules. The Board has determined that the following four (4) directors (constituting 67% of the entire Board) satisfy Nasdaq’s requirements: Bingham, Norton, Stewart, and Taylor.

     The Nasdaq rules require all members of the audit, the compensation, and the corporate governance/nominating committees to be independent directors. Members of the audit committee must also satisfy an additional SEC requirement, which provides that they may not accept directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries other than their director’s compensation. The Board has determined that all members of the audit, compensation, and nominating and corporate governance committee satisfy the relevant independence requirements.

Meetings and Attendance

     Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual shareholders’ meeting. In 2004, all members of the Board attended our annual shareholders meeting. Each of the directors who were a director during all of 2004 attended at least 75% of the meetings of the Board and committees on which they served in 2004.

Communication with the Board of Directors

     The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations. In furtherance of this interest, the Board has included in the Corporate Governance Guidelines a process by which a shareholder may communicate directly in writing to the Board. Please refer to Section XVI of Appendix “A” for further information. Because communications to the Board can be junk mail or spam, or relate to products and services, be solicitations, advertisements or job inquiries or otherwise relate to improper or irrelevant topics, a process has been approved by not less than a majority of the independent directors for screening communications.

Director Nomination Process

     The Corporate Governance/Nominating Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to our Board and for filling vacancies occurring between annual meetings of shareholders.

     This committee will consider shareholder recommendations for candidates for the Board. Recommendations can be made in accordance with Section IV “Shareholder Recommendations” of Appendix “A.” The committee’s non-exclusive list of criteria for Board members is set forth in Section IV “Criteria” of Appendix “A.” The committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Meetings of Independent Directors

     The Corporate Governance Guidelines provide that the independent directors will meet without any management directors present at least 2 times each year. In 2004, the independent directors met two (2) times.

Code of Conduct

     We expect all of our directors, officers (including our Chief Executive Officer and Chief Financial Officer) and employees to adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and communities we serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in our various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information. Recently, the Board has adopted a comprehensive code of conduct reflecting these policies. Our code of conduct is an exhibit to our Form 10-K for the year ended December 31, 2004. Any change to or waiver of the code of conduct (other than technical, administrative, and other non-substantive changes) will be reported on a Form 8-K filed with the Securities and Exchange Commission. While the Board or the Corporate Governance/Nominating Committee may consider a waiver for an executive officer or director, we do not expect to grant such waivers. Copies of our Form 10-K for the year ended December 31, 2004 and any Form 8-Ks that we file are posted on our website at www.communitybanknv.com.

Committees of the Board

     Among other committees, we have an audit, corporate governance/nominating and compensation committees. The following section describes for each of these three committees its current membership, the number of meetings held during 2004, and its function.

     Audit. Directors Stewart (Chairman) Bingham, Norton, and Taylor.

     This Committee met four (4) times in 2004. Each member is an “independent director,” as defined by the Nasdaq rules and satisfies the additional SEC requirements for independence of audit committee members. In addition, our Board has determined that Gary Stewart is an “audit committee financial expert,” as defined by the SEC rules.

     Pursuant to its Charter, the Audit Committee is a standing committee appointed annually by the Board. The Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems, internal controls, financial-reporting processes, the identification, and assessment of business risks and the adequacy of overall control environment within Community Bancorp. The committee’s authorities and responsibilities are set forth in the Audit Committee Charter. A copy of the Audit Committee’s Charter and the Audit Committee’s Report for the year-ended December 31, 2004 are attached as Appendices “B” and “C,” respectively, to this proxy statement.

     Corporate Governance/Nominating Committee. Directors Bingham(Chairman), Norton, Stewart and Taylor.

     Each member of the committee is an “independent director,” as defined by the Nasdaq rules. The committee met two (2) times in 2004. The committee will, among other things:

•	Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders;

•	Develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between Community Bancorp and directors;

•	Identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee;

•	Conduct an annual evaluation of the performance of the Board and report conclusions to the Board;

•	Develop and recommend to the Board a set of corporate governance principles applicable to Community Bancorp and review those principles at least once a year; and

•	Review and recommend any needed changes, and address questions which may arise with respect to the code of conduct.

     Compensation. Directors Taylor (Chairman), Bingham, Norton and Stewart.

     Each member of the committee is an “independent director,” as defined by the Nasdaq rules. This committee met two (2) times in 2004. The committee will, among other things:

•	Establish proper compensation goals for the chief executive officer and other executive officers and recommend to the Board for action at an executive session the compensation of these officers based on their performance in light of these goals;

•	Review and recommend to the Board for action at an executive session the compensation of non-management directors;

•	Make recommendations to the Board with respect to incentive compensation and equity-based compensation plans; and

•	Evaluate management succession plans.

     A copy of the Compensation Committee’s Report for the year ended December 31, 2004 is attached as Appendix “D” to this proxy statement.

     Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was a current or former officer or employee of Community Bancorp or its subsidiary during the year.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

     Community Bancorp’s Bylaws and implementing resolutions provide for us to have at least 5 and no more than 25 directors. The Directors so elected at each annual meeting of shareholders shall hold office for one year and until their successors are elected and qualified.

     Set forth below is the slate of directors to be considered for reelection. In the event that any of the nominees should be unable to serve as director, it is intended that proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

Name	Age	Position/Background
Noall J. Bennett	61	Chairman of the Board of the Company and the Bank since 1994.

		Prior to serving as our Chairman he served as Chairman of the Board of Directors of Nevada Community Bank, Las Vegas, Nevada from 1990 until the sale of that bank in 1993. Mr. Bennett was a founder of Nevada Community Bank. Prior to forming Nevada Community Bank, he was an Executive Vice President at Zions First National Bank, Salt Lake City, Utah, or Zions. Mr. Bennett had been employed at Zions since 1963 and has been engaged in commercial lending and bank management during his entire career. At Zions, he was a member of the Asset Liability Committee and he was chairman of the Loan Committee. Mr. Bennett currently serves as Chief Executive Officer and a director of the First National Bank of Layton. Mr. Bennett currently acts as a consultant to several banks, including those he serves as a director. Mr. Bennett holds a B.A. in Finance from the University of Utah and a graduate degree from the Stonier Banking School at Rutgers University.

Jacob D. (Jay) Bingham	50	Director of the Company and the Bank since 1998.

		Mr. Bingham is one of the founding partners of the Juliet Companies, the parent company of Falcon Homes/Falcon Development and Juliet Property Company. He has worked in the construction industry for 28 years, and has been involved in the development and construction of over 4000 homes. Mr. Bingham is the owner and President of JDB, a national and local governmental consulting firm, that works on many public and private issues. From 1981 until 1985, Mr. Bingham served as a North Las Vegas City Councilman. From 1985 until 1996, Mr. Bingham served as a Clark County Commissioner. Mr. Bingham also is actively involved in the community, particularly in church and youth organizations. He was instrumental in bringing together a Gang Task Force and introduced a “Six-Point Plan” to arrest gang activity in Clark County.

Name	Age	Position/Background
Edward M. Jamison	57	President, Chief Executive Officer and Director of the Company and the Bank since 1994.

		Mr. Jamison is a founder of Community Bank of Nevada, has been our President and Chief Executive Officer since our inception. Previously, Mr. Jamison was a founder, President and Chief Executive Officer of Nevada Community Bank of Nevada from its inception in 1990 until its sale in 1993 to First Security Corporation. Prior to that Mr. Jamison had been a Senior Vice President of another First Security Corporation subsidiary in Utah from 1984 to 1989. He is the past President/Chairman and current director of the Board of the Better Business Bureau of Southern Nevada. Currently, Mr. Jamison serves as the Chairman of the Opportunity Village Foundation, Past Chairman and current Director of the Las Vegas Natural History Museum, Past President of the Nevada Bankers Associations and Director, Past President and current director of the Las Vegas Southwest Rotary Club, Chairman and Director of the Western Independent Bankers Association, Member of the Board of Directors of the Western Independent Bankers Service Corporation and Chairman of the Nevada Community Reinvestment Corporation, Board Member of the National Advisory Council for the Small Business Administration. In addition, Mr. Jamison is a member of the Las Vegas Chamber of Commerce, Nevada Development Authority, Nevada Bankers Association, and Boy Scouts of America. Mr. Jamison has been involved in the banking industry for over 32 years. Mr. Jamison holds a B.S. degree in Marketing and Management.

Charles R. Norton	55	Director of the Company and the Bank since 1998.

		After graduating from college, Mr. Norton taught high school and coached many teams to state championships in Salt Lake City, Utah. He then became Director of Parks and Recreation for the City of Tooele, Utah. Mr. Norton founded T-Rit Incorporated in 1979, a construction and development company, in St. George, Utah, that later expanded operations into Las Vegas, Nevada. Since moving to Las Vegas, Mr. Norton has become involved in many diverse ventures including Par-3 Investments, Par-3 Landscaping and Maintenance and Summit Construction. Mr. Norton also serves on the Board of Fellows at Southern Utah University. Mr. Norton graduated from Southern Utah University with a bachelor’s degree in Economics and Physical Education.

Name	Age	Position/Background
Gary R. Stewart	63	Director of the Company and the Bank since 1994.

		Mr. Stewart is a founding partner of the Las Vegas firm of certified public accountants, Stewart, Archibald & Barney. Mr. Stewart has been actively engaged as a CPA in Las Vegas since 1966. Prior to opening his own practice in 1972, Mr. Stewart was employed by Joseph Bently and Co., a Los Angeles certified public accounting firm, and thereafter by the Las Vegas certified public accounting firm Bunker, Jones & Co., which later merged with Laventhol and Horwath, a national certified public accounting firm. Mr. Stewart is the two-time chairman of the Nevada CPA Foundation for Education and Research and he has also served on the boards of the Boulder Dam Area Council of Boy Scouts of America and Cumorah Credit Union. He holds a bachelor’s degree in accounting from Brigham Young University in Provo, Utah.

Russell C. Taylor	78	Director of the Company and the Bank since 1994.

		Mr. Taylor served as a director of Nevada Community Bank from its inception in 1990 until its sale in 1993. Mr. Taylor currently serves as President and director of Lateko Nevada Corporation and as Vice President and director of Lateko Resources, Ltd., both of which are mining companies. Mr. Taylor served in The Quorum of the Seventy of the Church of Jesus Christ of Latter-Day Saints with headquarters in Salt Lake City, Utah and was responsible for the European and Africa region for the church. Mr. Taylor previously served as President of Galbraith and Green, Inc., a Colorado-based national employee benefits firm, until his retirement from that concern. Mr. Taylor serves as a National Advisor for Dixie College, St. George .

          Set forth below are the non-director executive officers of the Company and the Bank:

     Don F. Bigger, Executive Vice President, Chief Credit Administration Officer, age 53, joined us in 2002 and has over 20 years of banking experience in Southern Nevada. Prior to joining us in 2002, Mr. Bigger held lending positions with Washington Mutual Bank, Wells Fargo Bank, First Security Bank and Valley Bank of Nevada. Mr. Bigger is a Major in the U.S. Army Reserve (Inactive Reserve). He has been a member of the National Board of Directors of the Brigham Young University Alumni Association since 1997. Mr. Bigger holds a B.S. degree from Brigham Young University, and is a graduate of the Pacific Coast Banking School at the University of Washington.

     Cassandra Eisinger, Executive Vice President and Chief Operations Officer, age 43, joined us in 2004 to oversee operations and our branches. She previously managed the branches of Nevada State Bank, a Zions Bancorporation subsidiary, and has over 24 years of experience in the banking industry. From 2002 to 2003, Ms. Eisinger served as the Distinguished Governor of the Arizona/Southern Nevada Civitan District, and served as the Governor Elect from 2001 to 2002. Ms. Eisinger attended the University of Wisconsin’s Bank Administrative Institute

     Bruce Ford, Executive Vice President and Chief Credit Officer, age 40, joined us in 2005 and has over 21 years of banking experience. Mr. Ford will oversee loan production throughout the bank and provide direction and leadership to the loan officers. Prior to joining us this year, Mr. Ford held the position of Senior Regional Credit Officer for Wells Fargo Bank. Mr. Ford has also served in a number of other capacities in the banking industry. Mr. Ford is a graduate of the University of Nevada, Las Vegas with a bachelor’s degree in Business Administration. He has earned a Graduate Banking Certificate from Pacific Coast Banking School at the University of Washington and is presently attending the Consumer Banking Association Graduate School of Retail Banking Management. Mr. Ford is a 2004 graduate of Leadership Las Vegas and a long time, active member of the UNLV Alumni Association.

     Cathy Robinson, Executive Vice President and Chief Financial Officer, age 45, joined us in 1995 shortly after we commenced operations. With more than 25 years of experience in the banking industry, she previously served as a Chief Financial Officer for a community bank located in Southern California. Ms. Robinson attended the University of California, Riverside, the California Intermediate Banking School, and the ABA Graduate School of Bank Investments

     Lawrence K. Scott, Executive Vice President, Chief Operating Officer, age 45, joined us in 2002. Prior to 2002, Mr. Scott was an Executive Vice President and Chief Credit Officer at First Security Bank Nevada from 1994 to 2001. He is a Las Vegas Founders member and a former member of the Board of Directors of Big Brothers and Big Sisters of Southern Nevada and the Boulder Dam Area Council of the Boy Scouts of America. Mr. Scott has over 20 years of experience in the banking industry, with his entire career spent in the Las Vegas market. Mr. Scott holds a B.S. degree from Utah State University and an M.B.A. from National University.

Compensation of Directors

     For their service on both boards each director of Community Bank of Nevada and Community Bancorp received during 2004 a retainer of $6,000 with an additional $1,500 paid to directors holding a committee chairmanship and a fee of $1,500 per board of directors’ meeting attended and $200 per loan committee meeting (Community Bancorp and Community Bank of Nevada) attended. For 2005, each director of Community Bank of Nevada and Community Bancorp will receive a retainer of $7,500 with an additional $1,500 paid to directors holding a committee chairmanship and a fee of $1,500 per board of directors’ meeting attended and $250 per loan committee meeting (Community Bancorp and Community Bank of Nevada) attended.

     Directors are eligible to receive stock option grants under our 1995 Stock Option and Award Plan and stock appreciation rights under our 2000 Stock Appreciation Rights Plan. Directors’ Bennett, Stewart and Taylor received 30, 98 and 90 options respectively because of stock dividend adjustments made in 2004. Effective September 27, 2004, Directors Bennett, Bingham, Norton, Stewart and Taylor received fully vested options to purchase 10,000, 5,000, 5,000, 5,000 and 5,000 shares, respectively, of our common stock at an exercise price of $15.00. The exercise price was determined by an independent evaluation of fair market value performed subsequent to September 30, 2004 by a firm experienced in valuing community bank stocks.

Executive Compensation

     The following table sets forth a summary of certain information concerning compensation awarded to or paid by us for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and executive officers earning $100,000 or more in salary and bonus, or named executive officers, during fiscal year 2004.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP*	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Compensation($)(2)	Award(s)($)	SARs*(#)	Payouts ($)	Compensation ($)
Edward M. Jamison	2004	268,890	240,000	18,000	—	50,000/—	—	—
President and	2003	235,718	180,000	15,000	—	—	—	—
Chief Executive Officer	2002	213,326	125,000	12,700	—	—	—	—

Lawrence Scott	2004	172,338	175,000	1,200	—	32,500/—	—	—
Executive Vice President	2003	161,431	110,000	—	—	—	—	—
Chief Operating Officer	2002	105,000	40,000	—	—	22,656/17,622	—	—

Cathy Robinson	2004	136,650	110,000	—	—	25,000/—	—	—
Executive Vice President	2003	108,476	65,000	—	—	—	—	—
Chief Financial Officer	2002	99,354	41,000	—	—	—	—	—

David Moody (3)	2004	127,477	121,824	5,000	—	15,000/—	—	—
Executive Vice President	2003	116,889	101,501	6,000	—	—	—	—
Chief Credit Production Officer	2002	105,890	88,458	5,800	—	—	—	—

Don Bigger	2004	123,655	50,000	—	—	15,000/—	—	—
Executive Vice President	2003	100,300	22,000	—	—	—	—	—
Chief Credit Administration Officer	2002	10,223	3,000	—	—	2,518/—	—	—

Cassandra Eisinger	2004	90,465	40,000	—	—	17,566/—	—	—
Executive Vice President	2003	—	—	—	—	—	—	—
Chief Operations Officer	2002	—	—	—	—	—	—	—

(1)	Includes bonuses paid or to be paid during the subsequent year but accrued in the year indicated.

(2)	Includes director fees in the case of Mr. Jamison and car allowances in the case of Mr. Scott and Mr. Moody. Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. The cost to us of providing such benefits to any individual executive officer during year ended December 31, 2004, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3)	Mr. Moody resigned during the fourth quarter 2004.

*	A group life insurance policy is offered to all employees as part of our group benefit plans. There are no life insurance policies issued on our executive officers outside of said policy.

Option Grants in 2004

     Options granted during 2004 under the 1995 Stock Option and Award Plan to any of the officers set forth in the preceding table are as follows:

Individual Grants in 2004

	Number	Percent of			Potential Realizable Value at
	of Securities	Total Options	Exercise		Assumed Annual Rates of Stock
	Underlying	Granted to	or Base	Expiration	Price Appreciation for Option Term
Name	Options Granted	Employees in 2004	Price ($/Sh)	Date	5% ($)	10% ($)
Edward Jamison	50,000	30.28%	15.00	9/27/2014	471,671	1,195,307
Lawrence Scott	32,500	19.68%	15.00	9/27/2014	306,586	776,949
Cathy Robinson	25,000	15.14%	15.00	9/27/2014	235,835	597,653
Don Bigger	15,000	9.08%	15.00	9/27/2014	141,501	358,592
Cassandra Eisinger	7,500	4.55%	15.00	9/27/2014	70,751	179,296
Cassandra Eisinger	10,066	6.10%	10.33	4/12/2014	65,394	165,720
Dave Moody	15,000	9.08%	15.00	9/27/2014	141,501	358,592

Option/SAR Exercises and Year-End Value Table

     The following table sets forth certain information concerning exercises of stock options under the Stock Option Plan by the named executive officers during the year ended December 31, 2004 and stock options held at year-end:

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year End Option/SAR Value

(a)	(b)	(c)	(d)			(e)
			Number of Securities
			Underlying			Value of Unexercised
			Unexercised			In-the-Money
			Options/SARs at			Options/SARs at
	Shares Acquired on	Value	FY-End (#)			FY-End ($)
Name	Exercise (#)	Realized ($)(1)	Exercisable	/	Unexercisable	Exercisable	/	Unexercisable

Edward Jamison
Options	139,978	$1,681,191	50,000	/	—	$780,000	/	$—
SARS			—	/	35,707	$—		$958,376
Lawrence Scott
Options	—	$—	22,955	/	32,500	$531,638	/	$507,000
SARS	—	$—	—	/	17,854	$—		$457,777
Cathy Robinson
Options	—	$—	5,100	/	42,854	$136,068	/	$838,492
SARS	—	$—	—	/	17,854	$—		$479,201
David Moody
Options	10,202	$113,038	—	/	—	$—		$—
SARS	—	$—	—	/	—	$—		$—
Don Bigger
Options	—	$—	1,531	/	16,021	$34,264	/	$256,850
SARS			—	/	—	$—		$—
Cassandra Eisinger
Options	—	$—	—	/	17,566	$—	/	$321,038
SARS	—	$—	—	/	—	$—		$—

(1)	The aggregate value has been determined based upon the closing prices for the Company’s Common Stock at date exercised or December 31, 2004, as applicable, minus the respective exercise price.

Equity Compensation Plan Information

     The following table sets forth the status of option grants under the Company’s stock option plan as of December 31, 2004:

	Number of securities to be	Weighted average exercise	Number of securities remaining
Plan Category	issued upon exercise of options	price of outstanding options	available for future issuance

Equity compensation plans approved by security holders	236,334	11.69	59,515
Equity compensation plans not approved by shareholders	—	—	—
Total	236,334	11.69	59,515

Employment Contracts and Termination of Employment and Change in Control Arrangements

     We entered into an employment agreement, dated as of November 1, 2004, with Edward M. Jamison, our President and Chief Executive Officer. The agreement expires on December 31, 2007, subject to the automatic extension provisions of the agreement. Under the employment agreement, Mr. Jamison is entitled to a base salary of $260,000, subject to adjustment by our board of directors.

     If Mr. Jamison is terminated by Community Bancorp and/or Community National Bank of Nevada without cause (as defined in the agreement), he will receive a lump sum severance payment equal to 24 months base salary then in effect plus two times the amount of Executive’s bonus for the year preceding the termination. Based upon Mr. Jamison’s current base salary and the amount of his bonus for 2004, the amount that would be payable to Mr. Jamison pursuant to such termination benefit would be $1,080,000.

     Mr. Jamison will also be entitled under certain circumstances to receive a lump-sum change in control severance payment in an amount equal to (i) 36 months base salary then in effect plus (ii) three times the amount of Executive’s bonus for the year preceding the termination, less applicable state and federal withholdings. If a change in control (as defined in the agreement) closes while Mr. Jamison is employed during the term of his employment agreement, or if Community Bancorp and/or Community Bank of Nevada enters into an agreement for a change in control, or a change in control is announced or required to be announced while Mr. Jamison is employed, he will receive the change in control severance payment upon closing of the change in control. Alternatively, if Mr. Jamison’s employment during the term is terminated by Community Bancorp and/or Community Bank of Nevada without cause and within 12 months thereafter Community Bancorp and/or Community Bank of Nevada enters into an agreement for a change in control, or a change in control is announced or required to be announced, he will receive the change in control severance payment upon the closing of such change in control, less the amount of any termination payments already received. Based upon Mr. Jamison’s current base salary and the amount of his bonus for 2004, the amount that would be payable to Mr. Jamison pursuant to such change in control severance payment benefit would be $1,620,000.

     We entered into an employment agreement, dated as of November 1, 2004, with Cathy Robinson, our Executive Vice President and Financial Officer. The agreement expires on December 31, 2007, subject to the automatic extension provisions of the agreement. Under the employment agreement, Ms. Robinson is entitled to a base salary of $145,000, subject to adjustment by our board of directors.

     We also entered into an employment agreement, dated as of November 1, 2004, with Lawrence K. Scott, our Executive Vice President, Chief Operating Officer and Chief Credit Officer. The agreement expires on December 31, 2007, subject to the automatic extension provisions of the agreement. Under the employment agreement, Mr. Scott is entitled to a base salary of $180,000, subject to adjustment by our board of directors.

     If either Ms. Robinson or Mr. Scott is terminated by Community Bancorp and/or Community National Bank of Nevada without cause (as defined in the agreement), he or she will receive a lump sum severance payment equal to 12 months base salary then in effect plus one times the amount of the executive’s bonus for the year preceding the termination. Based upon their current base salaries and the amount of their bonuses for 2003, the amount that would be payable to Ms. Robinson and Mr. Scott pursuant to such termination benefit would be $255,000 and $355,000, respectively.

     Both Ms. Robinson and Mr. Scott will also be entitled under certain circumstances to receive a lump-sum change in control severance payment in an amount equal to (i) 24 months base salary then in effect plus (ii) two times the amount of Executive’s bonus for the year preceding the termination, less applicable state and federal withholdings. If a change in control (as defined in the agreement) closes while Ms. Robinson or Mr. Scott is employed during the term of his employment agreement, or if Community Bancorp and/or Community Bank of Nevada enters into an agreement for a change in control, or a change in control is announced or required to be announced while Ms. Robinson or Mr. Scott is employed, he or she will receive the change of control severance payment upon closing of the change in control. Alternatively, if Ms. Robinson or Mr. Scott’s employment during the term is terminated by Community Bancorp and/or Community Bank of Nevada without cause, and within 12 months thereafter Community Bancorp and/or Community Bank of Nevada enters into an agreement for a change of control, or a change in control is announced or required to be announced, he/she will receive the change in control severance payment upon closing of such change in control, less the amount of any termination payments already received.

     Based upon their current base salary and the amount of their bonuses for 2004, the amount that would be payable to Ms. Robinson and Mr. Scott pursuant to such change in control severance payment benefit would be $510,000 and $710,000, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and ten percent or more shareholders of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Company’s equity securities. Officers, directors and ten percent or more shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Company’s equity securities appear to have been met except as follows: Officer Don Bigger had two delinquent filings relating to two purchases of the Company’s common stock. These reports were subsequently filed.

Transactions with Management and Others

     There have been no transactions, or series of similar transactions, during 2004, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Company, executive officer of the Company, any shareholder owning of record or beneficially 5% or more of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

     The Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2004 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.

PROPOSAL NO. 2

APPROVAL OF THE 2005 EQUITY BASED COMPENSATION PLAN

     The Company is asking shareholders to approve the Company’s 2005 Equity Based Compensation Plan (the “2005 Plan”). The principal purpose of the 2005 Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key employees and directors of the Company and its subsidiary with stock options and other equity based incentives for high levels of individual performance and improved financial performance of the Company. The Board of Directors has found equity awards to be an effective means of compensating employees under past stock option award plans, and therefore recommends adoption of the 2005 Plan.

     Recent corporate scandals involving the perceived abuse of stock options as compensation and changes in the way in which options must be accounted for caused the Company to reevaluate its overall compensation practices. The Company’s goal in this review was to find a way to better align its compensation practices with shareholder interests. The Board determined that the 2005 Plan was a good step toward accomplishing its goal because it provides the Company with a number of different incentive alternatives that can include performance based vesting criteria. The availability of stock options and other equity awards combined with the ability to condition vesting of those awards on performance based criteria can provide the Company flexibility not currently found in the 1995 Stock Option and Award Plan and 2000 Stock Appreciation Rights Plan. This flexibility will help the Company craft compensation practices that better align management’s interests with those of the shareholders.

     The Board also considered a number of other issues in adopting the 2005 Plan. The 1995 Stock Option and Award Plan commenced in May 1995 and will expire in 2005. There are relatively few available options for granting in the existing plan. The shares of Company stock subject to the 2005 Plan are limited to fifteen percent (15%) of the number of shares issued and outstanding measured on the annual anniversary date of the 2005 Plan to minimize future dilution. Finally, stock based compensation has become a critical component in attracting and retaining quality top management and to effectively compete for the top business developers and lenders in the Company’s markets. The Company intends to use the 2005 Plan primarily to motivate senior management and senior producers that can effectively influence shareholders’ value.

     The 2005 Plan was approved by the Board as of March 24, 2005, subject to shareholder approval. Upon approval by shareholders, no further grants will be made from the 1995 Stock Option and Award Plan or 2000 Stock Appreciation Rights Plan. In the event shareholder approval of the 2005 Plan is not obtained, the Company will continue to grant awards pursuant to the 1995 Stock Option and Award Plan, subject to applicable law and the 2005 Plan will be terminated.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2005 PLAN.

Description of the 2005 Plan.

     The material features of the 2005 Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the 2005 Plan, a copy of which is attached hereto as Appendix “E.”

     The material aspects of the 2005 Plan are as follows:

•	the 2005 Plan authorizes the granting of:

Incentive Stock Options;
Non-Qualified Stock Options;
Stock Appreciation Rights (“SARs”);
Restricted Stock Awards;
Restricted Stock Units; and
Performance Share Cash Only Awards

•	vesting restrictions on awards may be time based and/or performance based;

•	participation in the 2005 Plan is open to all employees of the Company and its subsidiaries, as well as the Company’s directors;

•	the 2005 Plan will provide for a maximum of fifteen percent (15%) of the Company’s outstanding shares of common stock as of March 24, 2005 [6,750,257 shares outstanding], and adjusted on each anniversary thereafter to be fifteen percent (15%) of the then outstanding number of shares, that may be delivered for Awards subject to adjustment as set forth therein; and

•	the maximum number of Incentive Stock Options that may be issued under the Plan is 800,000.

Administration and Eligibility

     The Compensation Committee (the “Committee”) will administer the Plan and is comprised of Messrs. Taylor, Bingham, Norton, and Stewart, each of whom is an independent director under the Nasdaq Marketplace Rules. The Committee has not granted any awards (“Awards”) pursuant to the 2005 Plan and will not grant any awards until after shareholder approval of the 2005 Plan. Except for any amendment requiring shareholder approval under applicable law or the Nasdaq Marketplace Rules, the Board of Directors may amend, suspend or discontinue the 2005 Plan in its discretion. Termination of the 2005 Plan will not affect any Awards then outstanding.

     All employees of the Company and the Bank are eligible to participate as well as our directors. All participants may receive all types of Awards under the Plan, except that Incentive Stock Options (“ISOs”) may only be granted to employees. The Committee determines which participants will receive awards and the terms of the awards.

     As of March 24, 2005, approximately 115 employees would have been eligible for selection to participate in the 2005 Plan, and 4 non-employee directors would have been eligible to participate in the 2005 Plan.

Maximum Shares

     The maximum number of shares subject to the Plan is 15% of the Company’s outstanding common stock as measured each March 24th during the term of the Plan. As of March 24, 2005, there were 6,750,257 shares of Company Common Stock outstanding. Therefore, the initial number of shares which may be subject to Awards under the Plan is 1,012,539. The maximum number of shares that may be granted as Incentive Stock Options is 800,000.

Terms of Awards

     The Committee will determine the vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Company’s stock must be granted at 110% of the Fair Market Value of the stock. Unless the Committee determines otherwise, Awards do not vest or become exercisable until six months after the date of grant.

     Awards may generally be exercised only by the person to whom they were granted, and, unless otherwise permitted by the Company, cannot be sold, pledged, assigned or otherwise transferred, except to the Company, or according to the grantee’s will or the laws of descent and distribution.

Kinds of Awards

     Stock Options. The Committee may grant stock options, either ISOs or Nonqualified Stock Options (“NSOs”), to plan participants. ISOs are subject to certain limitations not applicable to NSOs. The exercise price of all stock options may not be less than the fair market value of the Company’s common stock on the date of grant. The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000.

     The Committee may also grant dividend equivalent awards (an amount equal to the amount of cash dividends or other cash consideration paid on a share of Common Stock) after the effective date of a stock option Award.

     Stock Appreciation Rights. The Committee may grant SARs, either in tandem with stock options or freestanding. Upon exercise, the holder receives a specified amount in cash, the Company’s common stock or a combination of the two. Each SAR entitles the holder to receive the excess of the fair market value of a share of our common stock on the exercise date over the fair market value of such share on the date the SAR was awarded, subject to any maximum determined by the Committee. If SARs are granted in tandem with options, they may be exercised only during the time and to the extent that the related options may be exercised, and the number of options held by the optionee is decreased by the number of SARs exercised by the optionee.

     No Repricing. The Committee may not reduce the exercise price of any option or SAR granted under the 2005 Plan.

     Restricted Stock. The Committee may grant one or more Restricted Stock Awards to plan participants. The Committee shall determine the consideration to be paid, if any, and the period over which the restrictions shall lapse. However, the restrictions may not lapse with respect to any Restricted Stock Award over a period of less than six months. Unless otherwise provided in the applicable award agreement, an employee receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though not vested, provided that such rights shall terminate immediately as to any Restricted Stock which cease to be eligible for vesting.

     The Committee may grant to any plan participant non-voting, deferred rights to receive shares of our common stock (“restricted units”) or other deferred awards which may be payable in shares of common stock and/or in Cash Only Awards.

     Cash Only Awards. The Committee may grant Cash Only Awards of performance shares, SARs or restricted units. Performance share Cash Only Awards establish criteria determined by the Committee which, if achieved, result in the Company’s issuing to the recipient an amount in cash equal to the fair market value of the number of Shares specified in the Award agreement, subject to any maximum determined by the Committee.

     Performance Based Vesting. Any award may include financial criteria or other performance measures that must be met in order for the award to vest and become exercisable. The financial criteria include those outlined in Section 1.2(cc) of the 2005 Plan attached as Appendix E. The Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee’s death, retirement or disability or under such circumstances as the Committee may determine.

     Termination of Employment, Death or Disability. The Committee will determine the effect of the termination of employment on Awards, depending on the nature of the termination, including changing the exercise period or the number of shares for which an Award is vested or exercisable at the time of termination or thereafter.

Adjustments and Extraordinary Events

     In the event of an extraordinary corporate transaction, such as a stock split or a stock dividend, the Committee may proportionately adjust the 2005 Plan and outstanding Awards as to the number or kind of shares to which they relate, the price payable upon the exercise of Awards or the applicable performance standards or criteria.

     Upon the giving of notice of a Change in Control Event in which the Company is not the surviving company, as defined in the 2005 Plan, then all outstanding options and SARs become exercisable, all Restricted Stock and restricted unit award restrictions lapse and all Cash Only Awards of performance shares become immediately payable, unless the Committee determines otherwise, in which event the Committee will make provision for continuation and, if required, assumption of the 2005 Plan and outstanding Awards or for the substitution of new Awards therefore.

     In the event of a tender offer or exchange offer for the Company’s common stock other than by the Company which results in the acquisition of stock by the person or entity making the offer, the Committee may permit the surrender of unexercised options and any rights in tandem therewith and receive an amount determined pursuant to Section 2.7 of the 2005 Plan.

     The Plan also provides for the issuance of substitute awards in the event the Company acquires another entity and the terms of the acquisition require issuance of substitute awards for existing equity compensation of the acquired company.

Federal Income Tax Consequences

     The following is a general discussion of the federal income tax consequences of the various Awards available under the Plan. The discussion is general in nature only, and is not intended as specific income tax advice.

     Stock Options. Grants of NSOs and ISOs do not create taxable income at the time of the grant, provided they are granted at the then fair market value of the underlying stock. Optionees will realize ordinary income at the time of exercise of a NSO equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Optionees will not realize income at the time of exercise of an ISO. If the shares of stock acquired in the exercise of an ISO are retained for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the date of disposition up to the difference between the exercise price and fair market value of the stock on the date of exercise.

A non-employee director who receives a NSO will recognize ordinary income on the option exercise date equal to the difference between the exercise price and the fair market value of the stock on the exercise or vesting date. To the extent ordinary income is recognized by the optionee, the Company may deduct a like amount as compensation.

     Stock Appreciation Rights. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If a plan participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the participant at the time the cash is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the participant at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of SARs, the Company will be entitled to a deduction equal to the amount of ordinary income the plan participant is required to recognize as a result of the exercise.

     Restricted Stock Awards / Cash Only Performance Awards. No income will be recognized at the time of grant of a Restricted Stock Award, stock unit or cash only performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to an award, the then fair market value of the stock or cash received will constitute ordinary income to the plan participant. Subject to applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

     Section 162(m) Limits. Notwithstanding the foregoing discussion, Section 162(m) of the Internal Revenue Code and the regulations thereunder would render non-deductible to the Company certain compensation to certain executive officers that exceeds $1,000,000 in any year, unless the compensation is exempt. The rules contain an exemption for performance-based compensation plans that includes the requirement, among other things, that the material terms of the plan be approved by shareholders. Although the Company believes that options and SARs granted under the 2005 Plan should be exempt under the proposed rules, and consequently deductible to the Company as discussed above, Restricted Stock, restricted units and performance share Cash Only Awards may not be exempt if the aggregate compensation of the executive officer would exceed such limit. In the event of a further change in the applicable law or rules, the continued deductibility of options and SARs cannot be assured.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Mc Gladrey & Pullen, LLP as its independent public accountants for the fiscal year ending December 31, 2005. Mc Gladrey & Pullen, LLP audited the Company’s financial statements for the years ended December 31, 2004 and 2003, and have been the Company’s accountants since 1995. It is anticipated that a representative of Mc Gladrey & Pullen, LLP, will be present at the Company’s Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. All professional services rendered by Mc Gladrey & Pullen, LLP during 2004 were furnished at customary rates and terms.

Fees Paid to Independent Auditors

     For 2004, the Audit Committee considered and deemed the services provided by McGladrey & Pullen, LLP the Company’s independent auditor, compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from our independent public accountant. The following are the fees paid to Mc Gladrey & Pullen, LLP and RSM McGladrey, Inc., an affiliate, during the fiscal years ended December 31, 2004 and 2003:

	2004	2003
Audit fees (1)	$355,000	$62,000
Audit-Related fees	—	—
Tax fees (2)	23,000	17,000
All Other fees	—	—

Total fees	$378,000	$79,000

(1)	For 2004, amount includes fees and costs associated with the initial public offering on Form S-1 including related consents and comfort letters and SAS 100 reviews.

(2)	For 2004 and 2003, amounts include fees associated with review of quarterly tax estimates, tax depreciation schedules and tax planning.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2006 ANNUAL MEETING

     Proxy Statement Proposals. Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for the next annual meeting of shareholders must be received by the Secretary of the Company not later than December 22, 2005.

     Other Proposals and Nominations. The Company’s Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s proxy statement for that meeting. Nominations for director must be made in accordance with Section 13 of the Company’s Bylaws. Section 13 of the Company’s Bylaws is set forth in the notice of the meeting attached to this proxy statement.

ANNUAL REPORT TO SHAREHOLDERS

     The Company’s Annual Report to shareholders containing audited financial statements is included in this mailing to shareholders.

ADDITIONAL INFORMATION

     Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC. The Company electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement). It may file additional forms. The SEC maintains an Internet site, www.sec.gov, in which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on our website: www.communitybanknv.com. The Company posts these reports to its website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from the Company’s website is incorporated into this proxy statement.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

COMMUNITY BANCORP
/s/Cathy Robinson
Cathy Robinson
Secretary

Las Vegas, Nevada
April 19, 2005

APPENDIX “A”

COMMUNITY BANCORP

Corporate Governance Guidelines

I. Introduction

The Board of Directors (the “Board”) of Community Bancorp (the “Company”), acting on the recommendation of its Corporate Governance/Nominating Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.

These Guidelines memorialize practices that the Company has developed over its history to oversee the work of management and the Company’s business results. Setting forth these Guidelines helps to assure having practices in place for the Board to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. These Guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders.

The Guidelines are subject to future refinement or changes as the Board may find necessary or advisable for the Company in order to achieve these objectives.

II. Board Composition

The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

Pursuant to the Company’s Articles of Incorporation, the Company’s shareholders elect directors on an annual basis. The slate of directors recommended by the Board at each annual meeting is based upon the recommendation that the Board receives from the Corporate Governance/Nominating Committee. In forming its recommendation, such Committee reviews the suitability of each candidate and the slate of proposed directors as whole, taking into account the membership criteria discussed below.

The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

•	A majority of the Board shall consist of directors who the Board has determined have no material relationship with the Company and who are otherwise “independent” under the listing standards of Nasdaq.

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in the time.

IV. Selection of Directors

Nominations. The Corporate Governance/Nominating Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to the Company’s Board of Directors and for filling vacancies occurring between annual meetings of shareholders. The Committee conducts surveys and otherwise seeks out the identity of possible candidates for the Board on an ongoing basis.

Criteria. A majority of the Board shall consist of directors who are neither officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the listing standards of Nasdaq and such additional criteria as the Board and Committee deem relevant, including the following:

•	Personal qualities and characteristics, accomplishments and reputation in the local business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background and experience.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Company, together with an independent director, when deemed appropriate.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational sessions for directors on matters relevant to the Company, its business plan and risk profile. Consistent with its emphasis on continuing due for education, the Company’s ongoing annual stock option grants to independent director for completion of certain educational programs during each year is expected to continue.

Shareholder Recommendations. The Corporate Governance/Nominating Committee will consider recommendations for nominees to the Board from shareholders of the Company. Any such recommendation should be made in writing and be addressed to: Chairman of the Corporate Governance/Nominating Committee, Community Bancorp, 400 S. 4th Street, Suite 215, Las Vegas, Nevada, 89101. Any such recommendation should identify the proposed nominee and should provide such additional information as the proposing person believes would be helpful to the Committee in its evaluation.

Any such recommendation shall be evaluated in accordance with the criteria set forth in these Guidelines and taking into account other potential candidates identified by or to the Committee.

Any such recommendation shall not constitute an advanced notice of intention by a shareholder to make a nomination at the annual meeting of shareholders as required by section 13 of the bylaws unless such recommendation contains the information required by the provisions of such section.

V. Election Term

The Board does not believe it should establish term limits. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. The Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process described in these guidelines.

VI. Retirement of Directors

Directors of the Company and its banking subsidiary will not stand for reelection after reaching the age of 75 years; provided, however, that such provision shall not apply to any director who was a founding director of Community Bank of Nevada. Directors are allowed to complete their current terms if their birthday falls within the term. Exceptions to this policy can be approved by the Board.

VII. Board Meetings

The Board currently plans at least twelve meetings each year, with further meetings to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meetings.

The agenda for each Board meeting will be prepared by the Corporate Secretary. All information relevant to the Board’s understanding of matters to be discussed at an upcoming Board meeting, including the monthly “Board package” of financial information and reports, should be distributed in writing or electronically to all members in advance, whenever feasible and appropriate. In preparing the information, management should ensure that the materials distributed are as concise as possible, yet give directors sufficient information to make informed decisions. The Board acknowledges that certain items to be discussed at Board meetings are of an extremely sensitive nature and that the distribution of materials on these matters prior to Board meetings may not be appropriate.

VIII. Executive Sessions

To ensure free and open discussion and communication among the independent directors of the Board, the independent directors will have at least two regularly scheduled executive sessions each year quarterly, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board, at which only independent directors are present. The minutes of executive sessions will be distributed to all members of the Board and after approval by the Board will be maintained in the Company’s records.

IX. The Committees of the Board

Except as permitted by the Nasdaq listing standards, each of the Corporate Governance/Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of directors who are not officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), who do not have relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the Nasdaq listing standards.

The required qualifications for the members of each committee, if any, shall be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies. The Audit Committee must also satisfy the requirements of SEC Rule 10A-3.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

The Company shall have at least the committees required by the Nasdaq listing standards but may have such other committees as the Board determines to be necessary or appropriate.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management and reviewed by the Compensation Committee, addressing the policies and principles for selecting a successor to the CEO and other executive officers, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Executive Compensation

1. Evaluating and Approving Salary for the CEO. The Board, acting through action of the Compensation Committee, evaluates the performance of the CEO and the Company against the Company’s goals and objectives, and sets the compensation of the CEO.

2. Evaluating and Approving Compensation of Executive Officers. The Board, acting through the Compensation Committee, evaluates and the Board determines the proposals for overall compensation policies applicable to, and compensation for, executive officers.

XII. Board Compensation

The Board will act upon recommendation of the Compensation Committee concerning the components and amount of Board compensation.

XIII. Expectations for Directors

The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with Nevada law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1. Commitment and Attendance. All independent and management directors should make every effort to attend meetings of the board and meetings of committees of which they are members. Members may attend by telephone in accordance with the provisions of Nevada law to mitigate conflicts. All directors should make every effort to attend meetings of the shareholders.

2. Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

3. Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.

The Company has adopted a Code of Conduct, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s counsel in the event of any issues.

4. Other Directorships. The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Nominating/Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

5. Contact with Management. All directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

6. Contact with Other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

7. Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XIV. Evaluating Board Performance

The Board should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance/Nominating Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XV. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors to the extent provided by Nevada law. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

XVI. Shareholder Communications with the Board of Directors

The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations. In furtherance of this interest, the Board has adopted a process by which a shareholder may communicate directly in writing to the Board. A shareholder wishing to provide a written communication to the Board should address his or her letter to the Chairman of the Board, Community Bancorp, 400 S. 4th Street, Suite 215, Las Vegas, Nevada, 89101. Because communications to the Board can relate to products and services, be solicitations or otherwise relate to improper or irrelevant topics, the Board has adopted a process for “filtering” communications. This process has been approved by not less than a majority of the independent directors on the Board.

APPENDIX “B”

CHARTER OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
COMMUNITY BANCORP

Purpose

     The Audit Committee of Community Bancorp (the “Company”) shall:

     A. Provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibilities with respect to its oversight of:

i.	The integrity of the Company’s financial statements;

ii.	The Company’s compliance with legal and regulatory requirements;

iii.	The independent auditor’s qualifications and independence; and

iv.	The performance of the Company’s internal audit function and independent auditors.

     B. Prepare the Audit Committee’s report that the Securities and Exchange Commission (the “Commission”) rules require be included in the Company’s annual proxy statement.

     C. Conduct any investigation appropriate to fulfilling its responsibilities.

     The Audit Committee should have a clear understanding with the Company’s independent auditors that they must maintain an open and transparent relationship with the Audit Committee, that the ultimate accountability of the independent auditors is to the Audit Committee, and that the independent auditors must report directly to the Audit Committee.

Committee Membership

     The Audit Committee shall consist of no fewer than three members of the Board. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the company at any time during the past three years.

     All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission.

     Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies without the approval of the Board. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board at any time. The Board shall elect the Chairperson of the Audit Committee. The Chairperson will chair all regular sessions of the Audit Committee and set the agendas for Audit Committee meetings.

Meetings

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee will ensure that minutes of each of its meetings are prepared and distributed to the Board, and shall provide periodic summary reports to the Board. The permanent file of the minutes shall be maintained by the Company Secretary.

Committee Authority and Responsibilities

The Audit Committee shall have the authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority to appoint or replace the internal auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the internal auditor. The internal auditor shall report directly to the Audit Committee.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to the independent auditors engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services; (ii) to the internal auditor and staff or, if such function is out-sourced, the firm providing the internal audit function, (iii) any advisors employed by the Audit Committee; and (iv) for any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

     2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

     3. Discuss with management and the independent auditor significant accounting policies and financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

     4. Review and discuss quarterly reports from the independent auditors on:

a. All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     5. Discuss with management prior to their release the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Chairman of the Committee may represent the entire Committee for purposes of this discussion.

     6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, any off-balance sheet structures on the Company’s financial statements, and rules, policies of, and examinations by, relevant banking regulators.

     7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

     8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     9. Review any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

     10. Review findings reported by regulatory agencies, management’s response and monitor corrective action on major deficiencies.

     11. Review periodically (i) the reserve for loan losses and methods used in its determination; (ii) legal exposure from pending or threatened litigation; and (iii) management’s analysis of insurance coverage.

Oversight of the Company’s Relationship with the Independent Auditor

     1. Review and evaluate the lead partner of the independent auditor team.

     2. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     3. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     4. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     5. Meet with the independent auditor prior to the audit to discuss the proposed scope, planning and staffing of the audit.

     6. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work, access to required information, or any significant changes to the planned scope of the audit.

     7. Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

     8. Obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company.

Oversight of the Company’s Internal Audit Function

     1. Review and evaluate the internal auditor or, if such function is out-sourced, the firm providing the internal audit function.

     2. Evaluate the internal audit process for establishing the annual internal audit plan and performance of the internal audit function.

     3. Review the significant reports to management prepared by the internal auditing department and management’s responses.

     4. Oversee internal audit activities, including discussing with management and the internal auditors (or the firm providing the internal audit function.) the internal audit functions, organization, objectivity, responsibilities, annual internal audit plans, budget, and staffing.

     5. Review periodic progress reports covering the annual internal audit plan.

     6. Review and monitor unresolved matters related to significant internal audit issues and the responses by management.

     7. Ensure appropriate independence of the internal auditing function.

Compliance Oversight Responsibilities

     1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     2. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

     3. Discuss with the Company’s Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

     4. Approve all related party transactions to which the Company is a party. “Related party transactions” refers to those transactions the disclosure of which is required pursuant to SEC Regulation S-K, Item 404.

     5. Review the appropriateness of the practices utilized to reimburse executive officers and to assure compliance with the Company’s codes of ethics and conduct.

Limitation of Audit Committee’s Role

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX “C”

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (“Committee”) of the Board of Directors is composed of three independent directors. The members of the Committee are: Directors Stewart (Chairman), Director Bingham, Director Norton, and Director Taylor. Each member is an “independent director,” as defined by the Nasdaq rules and satisfies the additional SEC requirements for independence of audit committee members. In addition, the Board of Directors has determined that Gary Stewart is an “audit committee financial expert,” as defined by the SEC rules.

     The Committee held four (4) meetings during 2004. During the course of the year, the Committee reviewed the Audit Committee Charter which, among other things, provides the Committee with authority to (i) control directly the outside auditor, (ii) make hiring and termination decisions concerning the auditor, and (iii) approve all non-audit services.

     The Committee oversees the financial reporting process for Community Bancorp (“Community”) on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

     In accordance with Statements on Accounting Standards (SAS) No. 61 and No. 90, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from Community and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

     The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audit conducted, the internal controls used by Community, and the selection of Community’s independent auditors.

     Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Signed and adopted by the Audit Committee this 14th day of April, 2005.

/s/ Gary R. Stewart

Committee Chairman

/s/ Jacob D. Bingham

Director/Committee Member

/s/ Charles R. Norton

Director/Committee Member

/s/ Russell C. Taylor

Director/Committee Member

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

C-1

APPENDIX “D”

REPORT OF THE COMPENSATION COMMITTEE

     The purpose of the Compensation Committee is to compensate qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders’ interest.

     The Compensation Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

     1. The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

     2. The level of and/or increases in earnings and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

     3. Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank, the improvement in market share and franchise value, the improvement in share value measures, the level and improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups, the implementation and execution of strategic plans and other objectives as may be established by the Board of Directors of the Company.

     4. The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities, business development, and the maintenance of corporate stature enhancing the image of the Company and its subsidiaries in their market place.

     5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in the Company’s market.

     The compensation arrangements and recommendations of the Compensation Committee include a base salary and a bonus component if the Executive’s performance is judged to warrant such a bonus.

     The base compensation of Edward Jamison, the Chief Executive Officer of the Company and the Bank, was established at $260,000 in January, 2004, and remained at that level until January, 2005, after which it was increased to $300,000. Mr. Jamison’s compensation level, determined consistent with the before mentioned criteria, was based on an examination of peer group comparisons relative to salary and bonus compensation for chief executive officers. Mr. Jamison’s performance is measured by the profit, capital position, asset quality, franchise value development, results of the investment activities, strategy execution, and efficiency of the Company and the Bank, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Jamison was awarded a bonus of $240,000 for his service during 2004, paid in January 2005, based on his overall performance as well as other activities which ensued during the course of the year.

D-1

     With respect to the other executive officers of the Company and its subsidiaries, the Compensation Committee considered salary and bonus recommendations prepared by the President and the Chief Executive Officer to establish 2004 compensation. The salary adjustment recommendation and bonus was based on the Company’s overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

     Following extensive review and approval by the Compensation Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Jamison does not participate in the review of his compensation.

Signed and adopted by the Compensation Committee this 14th day of April, 2005.

/s/ Russell C. Taylor

Committee Chairman

/s/ Jacob D. Bingham

Director/Committee Member

/s/ Charles R. Norton

Director/Committee Member

/s/ Gary R. Stewart

Director/Committee Member

D-2

APPENDIX “E”

Community Bancorp

2005 EQUITY BASED COMPENSATION PLAN

     I. THE PLAN

1.1. Purpose. The purpose of this 2005 Equity Based Compensation Plan (the “Plan”) is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, and directors of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company.

1.2. Definitions

(a) “Award” shall mean an award of any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Share Unit, Performance Share Award, Dividend Equivalent, or any combination thereof (including, but not limited to restricted units or other deferred Awards), whether alternative or cumulative, authorized by and granted under this Plan.

(b) “Award Agreement” shall mean a written agreement signed by the Participant setting forth the terms and conditions of an Award granted to the Participant as determined by the Committee.

(c) “Award Date” shall mean the date upon which the Committee adopts a resolution granting an Award or such later date as the Committee designates as the Award Date at the time the Committee adopts a resolution granting the Award.

(d) “Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(e) “Beneficiary” shall mean the person, persons, trust or trusts entitled, by will or the laws of descent and distribution or pursuant to a valid designation of a beneficiary on a form acceptable to the Committee, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Cash Only Award” shall mean Stock Appreciation Rights, Performance Share Awards or Restricted Share Units which are paid in cash.

(h) “Change in Control Event” shall be deemed to have occurred if:

(A) there shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s Common Stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

(B) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

(C) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or

(D) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period, or

(E) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not such filing is required because the Company is not registered under the Exchange Act.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j) “Commission” shall mean the Securities and Exchange Commission.

(k) “Committee” shall mean the Compensation Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom shall be a Disinterested and Outside director.

(l) “Common Stock” shall mean the common stock of the Company, $0.001 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

(m) “Company” shall mean Community Bancorp and its Subsidiaries.

(n) “Director Stock Option” means a Nonqualified Stock Option granted to a Non-Employee Director pursuant to Section 2.1 of this Plan.

(o) “Disinterested and Outside” shall mean a “Non-Employee Director” within the meaning of the Securities and Exchange Commission Rule 16b-3, and “outside” within the meaning of Section 162(m) of the Code.

(p) “Dividend Equivalent” shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

(q) “DRO” shall mean a valid domestic relations order under applicable state law, acceptable to the Company.

(r) “Eligible Employee” shall mean all employees of the Company and its Subsidiaries selected to participate in the Plan by the Committee.

(s) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(t) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(u) “Executive Officer” shall mean an executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Company for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of this Plan.

(v) “Fair Market Value” shall mean, as of a specified date with respect to Common Stock:

     (i) If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date at which Fair Market Value is to be determined, then the Fair Market Value per share will be the closing price on such exchange on such date, or if there were no reported sales on such date, then the average of the highest bid and lowest asked price, or, if there is no bid and asked price on such date, then the Fair Market Value shall be the closing price on the next preceding day for which there is a reported sale or the next preceding day for which there is a bid and asked price, whichever most recently occurred; or

     (ii) If the Common Stock is traded on the OTC Bulletin Board, the Fair Market Value per share shall be the average of the highest bid and lowest asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value per Share shall be the fair market value thereof as determined by the Committee, in its sole and absolute discretion.

(w) “Incentive Stock Option” shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section. Any Option granted hereunder that is intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof initially or upon amendment shall not be nullified because of such failure and shall be deemed a Nonqualified Stock Option.

(x) “Nonqualified Stock Option” shall mean an Option that is designated as a nonqualified stock option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

(y) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company, including, but not limited to, a member of the Board who qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3.

(z) “Option” shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

(aa) “Participant” shall mean an Eligible Employee or Non-Employee Director who has been granted an Award under this Plan.

(bb) “Performance Criteria” means the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, as determined by the Committee in its sole discretion at the Award Date, including but not limited to: return on average common shareholders’ equity; return on average equity; total shareholder return; stock price appreciation; efficiency ratio (other expense as a percentage of other income plus net interest income); net operating expense (other income less other expense); earnings per diluted share of Common Stock; per share earnings before transaction-related expense; per share earnings after deducting transaction-related expense; return on average assets; ratio of nonperforming to performing assets; return on an investment in an affiliate; net interest income; net interest margin; ratio of common equity to total assets; regulatory compliance metrics; and customer service metrics. Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company.

Any Performance Criteria may include or exclude extraordinary items such as extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effects of a merger or acquisition. Performance Criteria generally shall be established by the Committee and shall be derived from the Company’s audited financial statements, including footnotes, the Management’s Discussion and Analysis section of the Company’s annual report, or any other measure of performance desired by the Committee. The Committee may not in any event increase the amount of compensation payable to a covered employee, as defined in Section 162(m) of the Code, upon the satisfaction of any Performance Criteria.

(cc) “Performance Share Award” shall mean a Cash Only Award in the form of performance shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan.

(dd) “Personal Representative” shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(ee) “Plan” shall mean this 2005 Equity Based Compensation Plan.

(ff) “Restricted Stock” shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

(gg) “Restricted Share Unit” shall mean an Award payable in cash or Shares and represented by a bookkeeping credit where the amount represented by the bookkeeping credit for each Restricted Share Unit equals the Fair Market Value of a Share on the Award Date and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a Share on any date from the Award Date up to the date the Restricted Share Unit is settled in cash or Shares.

(hh) “Retirement” shall mean retirement from active service as an employee or officer of the Company on or after attaining age 65.

(ii) “Rule 16b-3” shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

(jj) “Section 16 Person” shall mean a person subject to Section 16(a) of the Exchange Act.

(kk) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ll) “Shares” shall mean shares of Common Stock of the Company.

(mm) “Stock Appreciation Right” shall mean a right to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares, that is authorized under this Plan.

(nn) “Subsidiary” shall mean any company or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(oo) “Total Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

1.3. Administration and Authorization; Power and Procedure.

(a) Committee. This Plan shall be administered by, and all Awards to Eligible Employees or Non-Employee Directors shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

(b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

     (i) To determine, from among those persons eligible, the particular Eligible Employees and Non-Employee Directors who will receive any Awards;

     (ii) To grant Awards to Eligible Employees and Non-Employee Directors, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest (including establishing Performance Criteria for vesting of Awards, regardless of the form of the Award), or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

     (iii) To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

     (iv) To construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

     (v) To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

     (vi) To accelerate or extend the exercisability or vesting or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

     (vii) To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c) Binding Determinations. Any action taken by, or inaction of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

(f) Notices; Signature; Delivery. Whenever a signature, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, or to the extent authorized by the Committee, subject to Section 6.4, by electronic means. In the event the Committee authorizes electronic means for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document.

1.4. Participation. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees or Non-Employee Directors. An Eligible Employee or Non-Employee Director who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall be eligible to receive all Awards except Incentive Stock Options.

1.5. Shares Available for Awards. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be Shares of the Company’s authorized but unissued Common Stock. The Shares may be issued (subject to Section 6.4) for any lawful consideration.

(a) Number of Shares. The maximum number of Shares of Common Stock that may be delivered pursuant to Awards granted under this Plan not exceed fifteen percent (15%) of the Company’s outstanding Shares of Common Stock on March 24, 2005, adjusted annually on the anniversary thereof as set forth below, subject to the reissue of Awards pursuant to Sections 1.5(d), and the adjustments contemplated by Section 6.2. For every Share of Restricted Stock issued under this Plan, the maximum number of Shares that may be delivered pursuant to Awards hereunder shall be reduced by 1 Share. Each March 24 during the term of this Plan the maximum number of Shares subject to this Plan shall be adjusted to be fifteen percent (15%) of the then outstanding Shares of Common Stock. The maximum number of Shares of Common Stock subject to Incentive Stock Options that may be granted pursuant to this Plan is 800,000.

(b) Reservation of Shares. Common Stock subject to outstanding Awards (other than Cash Only Awards) shall be reserved for issuance. If a Stock Appreciation Right is exercised and paid in Shares, the number of Shares to which such exercise relates under the applicable Award shall be charged against the maximum amount of Shares that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Company withholds Shares pursuant to Section 2.2(b) or 6.5, the number of Shares that would have been deliverable with respect to an Award shall be reduced by the number of Shares withheld, and such Shares shall not be available for additional Awards under this Plan.

(c) Cash Only Award Limit. Awards payable solely in cash under the Plan and Awards payable either in cash or Shares that are actually paid in cash shall constitute and be referred to as “Cash Only Awards”. The number of Cash Only Awards shall be determined by reference to the number of Shares by which the Award is measured.

(d) Reissue of Awards. Subject to any restrictions under Rule 16b-3, the Shares which are subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under subsection (a) or (c) above, as applicable, provided the Participant has not received dividends or Dividend Equivalents during the period in which the Participant’s ownership was not vested. Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of the Awards also shall be available for reissuance under the Plan. Nothing in this paragraph shall be interpreted to allow Shares which are in the possession of the Company pursuant to either Section 2.2(b) or 6.5 to be available for reissuance under the Plan. Only Shares which were originally awarded as Restricted Stock (including restricted units which are payable in Shares) or Director Stock Options may be reissued as Restricted Stock (including restricted units which are payable in Shares) or Director Stock Options.

(e) Interpretive Issues. Additional rules for determining the number of Shares or Cash Only Awards authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b-3.

1.6. Grant of Awards. Subject to the express provisions of this Plan, the Committee shall determine the type of Award, the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Share Awards or, in its discretion, any other Awards, in addition to matters addressed in Section 1.3(b), the specific Performance Criteria, that further define the terms of the Performance Share Award or other Award. Subject to the provisions of Section 1.3(f), no Award shall be enforceable until the Award Agreement or an acknowledgement of receipt has been signed by the Participant and on behalf of the Company by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or an acknowledgement of receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Company to the Participant under the Award Agreement.

1.7. Award Period. Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or other rights to acquire Shares, not later than ten (10) years after the Award Date.

1.8. Limitations on Exercise and Vesting of Awards.

(a) Provisions for Exercise. Except as may otherwise be provided in an Award Agreement or herein, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

(b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(b).

(c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.9. No Transferability.

(a) Awards may be exercised only by the Participant or, if the Participant has died, the Participant’s Beneficiary or, if the Participant has suffered a Total Disability and the Participant is incapacitated, the Participant’s Personal Representative, if any, or if there is none, (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company), and any such attempted action shall be void. The Company shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Awards (other than Incentive Stock Options) to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members.

The terms of an Award Agreement shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

(b) The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of “cashless exercise” procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

1.10. Deferred Payments. The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or Shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants. Any such deferral of payment shall comply in all respects with the requirements of Code Section 409A, including with respect to the timing of election and timing of distribution, so as to avoid the imposition of any tax in addition to ordinary income tax or capital gains tax, as applicable.

1.11. Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 1.2(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Criteria relative to preestablished targeted levels for the Company on a consolidated basis. Notwithstanding anything contained in this Section 1.11 to the contrary, any Option or Stock Appreciation Right shall be subject only to the requirements of (a) below and Section 1.5 above in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 1.11 (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right,” respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 1.11 shall be designated as a Performance-Based Award at the time of grant. Nothing in this Plan shall limit the ability of the Committee to grant Options or Stock Appreciation Rights with an exercise price or a base price greater than Fair Market Value on the Date of Grant or to make the vesting of the Options or Stock Appreciation Rights subject to Performance Goals or other business objectives.

(a) Eligible Class. The eligible class of persons for Awards under this Section 1.11 shall be all Eligible Employees and Non-Employee Directors.

(b) Performance Goals. The performance goals for any Awards under this Section 1.11 (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Criteria. The specific performance target(s) with respect to Performance Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Criteria remains substantially uncertain.

(c) Committee Certification. Before any Performance-Based Award under this Section 1.11 (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Criteria and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Criteria in the event of a Change in Control as provided in Section 6.2(b).

(d) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 1.11.

To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

(e) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Criteria or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Criteria and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(f) Interpretation. Except as specifically provided in this Section 1.11, the provisions of this Section 1.11 shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

(g) Individual Limits.

     (i) Share-Based Awards. The maximum number of Shares that are issuable under the Plan pursuant to Options, Stock Appreciation Rights payable in Shares, Restricted Stock or Stock Units payable in Shares that are granted as Performance-Based Awards during any calendar year to any Participant shall not exceed the maximum number of shares available in the Plan, subject to adjustment as provided in Section 6.2(a); provided, that the maximum number of Shares that may be granted as Restricted Stock Awards during any calendar year to any Participant under the Plan (including as Performance-Based Awards) shall not exceed the maximum number of shares available in the Plan, subject to adjustment as provided in Section 6.2(a). Awards that are canceled during the year shall be counted against this limit.

     (ii) Restricted Share Awards. The maximum number of Restricted Share Units payable in cash only or Stock Appreciation Rights payable in cash only that may be granted during any calendar year to any Participant as Performance-Based Awards shall not exceed the maximum number of shares available under the Plan, subject to adjustment as provided in Section 6.2(a). Awards that are canceled due to expiration or forfeiture during the year shall be counted against this limit.

     II. OPTIONS

2.1. Grants. One or more Options may be granted under this Article to any Eligible Employee or Non-Employee Director, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement. However, Non-Employee Directors shall only be eligible to receive Director Stock Options, which shall be Non-Qualified Options.

2.2. Option Price.

(a) Pricing Limits. Subject to Sections 2.4, the purchase price per Share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) Payment Provisions. The purchase price of any Shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) by notice and third party payment in such manner as may be authorized by the Committee; (iv) by the delivery of Shares already owned by the Participant which have been held for at least six months, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such Shares; or

(v) if authorized by the Committee in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (iv) shall be valued at their Fair Market Value on the date of exercise.

2.3. Limitations on Grant and Terms of Incentive Stock Options

(a) $100,000 Limit. To the extent that the aggregate “fair market value” of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares of Common Stock are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option. [To the extent permitted under applicable regulations, as a method of causing an Option intended to be an Incentive Stock Option to meet the requirements thereof which fails to do so by reason of the $100,000 limit, the Committee shall have the discretion to amend the terms of such Option to delay the exercisability of the Option provided such amendment is made in the same calendar year of grant.]

(b) Option Period. Subject to Section 2.4, each Option and all rights thereunder shall expire no later than ten years after the Award Date.

(c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.4. Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5. No Option Repricing. Subject to Section 6.2 and Section 6.6 and the specific limitations on Awards granted in this Plan, the Committee may not reduce the exercise price of any Option or Stock Appreciation Right granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Options or Stock Appreciation Rights as consideration for the grant of a new Award with a lower per-share exercise price.

2.6. Dividend Equivalents. The Committee may, at the time of granting an Option, grant Dividend Equivalents attributable to Shares subject to the Option. Dividend Equivalents shall be paid in cash only to the extent the Option is unexercised as of the dividend record date, as specified in the Award Agreement, as follows: the Dividend Equivalent per Share shall be multiplied by the number of Shares subject to Option and an amount equal to the product so derived shall be paid in cash to the Participant on the dividend payment date. The Committee may, in the Award Agreement, specify that Dividend Equivalents shall be paid only for a specified time period or only as to that portion of the Option that has vested.

2.7. Surrender of Stock Options The Committee, in its sole discretion, shall have the authority under the circumstances set forth herein to agree mutually with a Participant to grant such Participant the right, on such terms and conditions as the Committee may prescribe, to surrender such Participant’s Options to the Company for cancellation and to receive upon such surrender a cash payment equal to the Spread applicable to such surrendered Options. Such right shall be made available only in the event of an Offer (as defined in the following paragraph).

The term “Offer” as used in this Section means any tender offer or exchange offer for Shares, other than one made by the Company, provided that the company, person or other entity making the Offer acquires Shares pursuant to such Offer.

The term “Offer Price per Share” as used in this Section means the highest price per Share paid on any Offer which is in effect at any time during the period beginning on the sixtieth day prior to the date on which the Option is surrendered pursuant to this Section and ending on such date of surrender. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (a) the valuation placed on such securities or property by any other company, person or entity making the Offer or (b) the valuation placed on such securities or property by the Committee.

The term “Spread” as used in this Section means with respect to any surrendered Option and associated right, if any, an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share or the highest market price per Share of the Company’s Common Stock during the period beginning on the sixtieth day prior to the date on which the Stock Option is surrendered pursuant to this Section and ending on such date of surrender over (B) the purchase price per Share at which the surrendered Option is then exercisable, by (ii) the number of Shares subject to such Option with respect to which it has not theretofore been exercised.

2.8 Exercise of Option Granted in Tandem with Stock Appreciation Right

(a) Exercisability. An Option related to another Stock Appreciation Right shall be exercisable at such time or times, and to the extent, as set forth in the Award Agreement.

(b) Effect on Available Shares. In the event that an Option related to another Stock Appreciation Right is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Option and the related Stock Appreciation Right of the Participant.

     III. STOCK APPRECIATION RIGHTS

3.1. Grants In its discretion, the Committee may grant to any Eligible Employee or Non-Employee Director Stock Appreciation Rights either concurrently with the grant of another Option Award or in respect of an outstanding Option Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

3.2. Exercise of Stock Appreciation Rights

(a) Exercisability. A Stock Appreciation Right related to another Option Award shall be exercisable at such time or times, and to the extent, that the related Option Award shall be exercisable.

(b) Effect on Available Shares. In the event that a Stock Appreciation Right related to another Option Award is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option Award of the Participant.

(c) Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement, but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

3.3. Payment

(a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying:

          (i) The difference obtained by subtracting the exercise price per Share under the related Award (if applicable) or the initial Share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

          (ii) The number of Shares with respect to which the Stock Appreciation Right shall have been exercised. Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the date of the grant and noted on the instrument evidencing the Stock Appreciation Right granted hereunder.

(b) Form of Payment. Unless otherwise provided in the Award Agreement granting a Stock Appreciation Right, the form of payment shall be solely in Shares. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

     IV. RESTRICTED STOCK AWARDS

4.1. Restricted Stock. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Non-Employee Director. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration, the value of which equals the par value of the Shares or such greater or lesser value as the Committee, consistent with Section 6.4, may require) to be paid, if any, by the Participant and the restrictions imposed on such Shares, including but not limited to, any Performance Criteria and the conditions of release or lapse of such restrictions. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“restricted shares”) shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Company or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.8. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2. Restrictions

(a) Pre-Vesting Restraints. Except as provided in Section 1.9 and 4.1, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

(b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

(c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

(d) Conditions of Release or Lapse of Restrictions. In no case shall restrictions lapse within the six months following the grant of an Award of Restricted Stock.

4.3. Return to the Company. Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Company in such manner and on such terms as the Committee shall therein provide.

4.4 Restricted Share Units. The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director a Restricted Share Unit Award which will be payable in Shares of Common Stock (a “Share Award”) and/or in Cash Only Awards on such terms as the Committee may determine in its sole discretion (including but not limited to Performance Criteria), but subject to the vesting restrictions contained in Section 4.2(d) in the case of restricted units which will be payable in Shares, and subject to the requirements of Code Section 409A where applicable. Such Awards may be made as additional compensation for services or may be in lieu of other compensation which the Eligible Employee is entitled to receive from the Company. All such Share Awards and Cash Only Awards shall constitute Awards for all purposes of the Plan, and shall be subject to the limits on Awards which are payable in Shares and in cash which are contained in the Plan. Restricted Share Units shall not entitle a Participant to voting or other rights with respect to Shares, provided, however, that the Committee may also grant Dividend Equivalents in connection with any Restricted Share Unit Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.

     V. PERFORMANCE SHARE CASH ONLY AWARDS

5.1. Grants of Performance Share Cash Only Awards. The Committee may, in its discretion, grant Cash Only Awards in the form of Performance Share Awards to any Eligible Employee or Non-Employee Director based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Award, the duration of the Award and the conditions upon which payment of the Award to the Participant shall be based, and the terms thereof shall comply with the requirements of Code Section 409A where applicable. The cash amount that may be deliverable pursuant to such Award shall be based upon the fair market value of the number of Shares of Common Stock specified in the Award, subject to any maximum determined by the Committee, and the degree of attainment of any Performance Criteria over a specified period (a “performance cycle”) as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

     VI. OTHER PROVISIONS

6.1. Rights of Eligible Employees, Participants and Beneficiaries

(a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) Plan Not Funded. Awards payable under this Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares of Common Stock except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2. Adjustments; Accelerations

(a) Adjustments. If the outstanding Shares of Common Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Company, or if additional shares or new or different securities are distributed with respect to the outstanding Shares of Common Stock, through a reorganization or merger in which the Company is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, without consideration, or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety which in the judgment of the Committee materially affects the Common Stock, then (1) the number of Shares available for Awards, and any limit on the number of Shares that may be subject to Awards to an Eligible Employee in a calendar year, as set forth in Section 1.5(a), shall be adjusted proportionately, and (2) the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, proportionately adjust any or all terms of outstanding Awards including, but not limited to, (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the consideration payable with respect to Awards granted prior to any such change and the prices, if any, paid in connection with Restricted Stock Awards, or (C) the performance standards appropriate to any outstanding Awards. In the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is available to shareholders generally.

(b) Effect of Change in Control. As soon as possible after the Board of Directors has approved a Change in Control Event described in Section 1.2(h)(A) or (C), the Board shall send notice (the “Notice”) to each Participant thereof. Notice shall be deemed given on the date it is personally delivered to the Participant, or on the third business day after it is mailed, with first-class postage prepaid, to the Participant’s last known address.

Except as otherwise determined by the Committee at the time of grant of an Award and specified in the applicable Award Agreement, unless the continuing or survivor corporation, or the purchaser of assets of the Company (the “successor”) agrees to assume the obligations of the Company with respect to all outstanding Awards or to substitute such Awards with equivalent awards with respect to the common stock of the successor, notwithstanding any language to the contrary in this Plan or an Award Agreement, upon the giving of Notice (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) each Restricted Stock Award (including restricted units) shall immediately vest free of restrictions, and (iii) all Performance Criteria with respect to any Award (including each Performance Share Award) shall be deemed achieved at target levels and all other terms and conditions met, and such Award shall become immediately payable to the Participant. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

No Awards may be made after the Board of Directors has approved a Change in Control, unless the Change in Control is cancelled or terminated before becoming effective, in which event the Plan shall not terminate, and Awards not exercised while the Change in Control was pending shall resume the status they had prior to the announcement of the Change in Control and delivery of the Notice.

The provisions of this subsection (b) shall not apply if the Company is the surviving entity in any such Change in Control.

(c) Possible Early Termination of Awards. If any Option or other right to acquire Shares or cash under this Plan has not been exercised prior to a Change of Control event described in Section 1.2(h)(B) or (E) approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

6.3. Effect of Termination of Employment. The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., retirement, early retirement, termination for cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 2.3(b)) and to accelerate vesting with respect to some or all of the number of Shares covered by the Award with respect to which the Award is not then exercisable or vested.

6.4. Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The administration of the Plan and all determinations and discretionary actions by the Committee shall comply with all applicable federal and state laws, rules and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002) and, to the extent applicable, with the Nasdaq Marketplace Rules and other applicable listing standards.

6.5. Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount.

In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of Shares to be delivered by the appropriate number of Shares valued at their then Fair Market Value, to satisfy the minimum withholding obligation. The Committee may require a Participant to pay or make arrangements for payment of any applicable tax withholding as a condition to the exercise of an Award and as a condition to the delivery of any Shares or payment of any amount with respect to the exercise of an Award, and shall not be obligated to deliver any Shares or make any payment with respect to exercise of an Award until the Committee is satisfied that the Participant has done so.

6.6. Plan Amendment, Termination and Suspension

(a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 6.9.

(b) Shareholder Approval. If any amendment would materially increase the aggregate number of Shares or other securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan or would otherwise require shareholder approval to comply with any applicable federal or state law or applicable exchange listing standard (including listing standards of the NYSE and or Nasdaq), then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under the Code or any other applicable law or listing standard, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

(c) Amendments to Awards. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6. Notwithstanding the foregoing, the Committee shall have the right to amend any Award without the consent of the Participant and notwithstanding any adverse effect to the rights or benefits of the Participant if the Committee determines that such amendment is necessary to avoid adverse accounting consequences to the Company not anticipated at the time of the granting of the Award.

6.7. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

6.8. Effective Date of the Plan. This Plan shall be effective as of March 24, 2005 the date of Board approval, subject to shareholder approval within 12 months thereafter effected by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholders meeting at which a quorum is present. If shareholder approval for this Plan is not obtained prior to March 24, 2006, this Plan shall have no force or effect.

No Award granted under the Plan shall become exercisable until the Plan such shareholder approval and all Awards granted under the Plan prior to such shareholder approval shall be conditioned on and subject to such shareholder approval.

6.9. Term of the Plan. The Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. Notwithstanding any language in this Plan to the contrary, no Incentive Stock Option shall be granted under this Plan more than ten years after the date the Plan is approved by the shareholders of the Company. The Board of Directors may suspend or terminate the Plan at any time except with respect to Options and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding Options, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

6.10. Governing Law; Construction; Severability

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Nevada law.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Plan Construction.

          (i) It is the intent of the Company that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

          (ii) It is the further intent of the Company that Options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant, that are granted to or held by a Section 16 Person, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

6.11. Captions Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

6.12. Non-Exclusivity of Plan Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority, except as provided in Sections 6.13.

6.13. Relation to 1995 Stock Option and Award Plan and 2000 SAR Plan. Notwithstanding any other provisions to the contrary in this Plan, no new awards of Shares will be granted under the Company’s 1995 Stock Option and Award Plan or 2000 SAR Plan.

6.14. Substitute Awards. Notwithstanding any other provisions of this 2005 Plan to the contrary, where the outstanding shares of another corporation are changed into or exchanged for shares of Common Stock of the Company in a merger, consolidation, reorganization or similar transaction, then, subject to the approval of the Board, Awards may be granted in exchange for unexercised, unexpired similar equity based awards of the other corporation, and the exercise price of the Shares subject to any Option or Stock Appreciation Rights Award so granted may be fixed at a price less than one hundred percent of the Fair Market Value of the Common Stock at the time such Award is granted if said exercise price or grant price has been determined to be not less than the exercise price or grant price set forth in the stock option or stock appreciation right of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company. The number of shares of the awards of the other corporation shall also be adjusted in accordance with the exchange ratio so that any substituted Award shall reflect such adjustment.

REVOCABLE PROXY—COMMUNITY BANCORP
ANNUAL MEETING OF SHAREHOLDERS—May 19, 2005

     The undersigned shareholder(s) of Community Bancorp (the “Company”) hereby appoints, constitutes and nominates Edward Jamison, Noall Bennett and Cathy Robinson, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Community Bank of Nevada, City Centre Office, 400 S. 4th Street, Suite 110 Las Vegas, Nevada on Thursday, May 19, 2005 at 12:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Election of Directors. To elect the following six (6) persons to the Board of Directors of the Company to serve for a one (1) year term and until their successors are elected and qualified:

Noall J. Bennett	Jacob D. Bingham	Edward M. Jamison
Charles R. Norton	Gary R. Stewart	Russell C. Taylor

☐	FOR all nominees listed above (except as marked to the contrary)

☐	WITHHOLD AUTHORITY to vote for all nominees listed above A shareholder may withhold authority to vote for any nominees by lining through or otherwise striking out the name of such nominee.

2.	2005 Equity Based Compensation Plan. To approve the Company’s 2005 Equity Based Compensation Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

     The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

Date:

Signature(s)

Number of Shares

I (We) will ☐ will not ☐ attend the Annual Meeting in person

NOTE: Please sign your full name. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.